EXHIBIT 99.1
INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of September 16, 2009 among: (i) JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, and together with its successors or assigns, and such persons acting in a similar capacity under any agreement(s) replacing, renewing or refinancing either Existing Loan Agreement defined below, the “Agent”) for the Loan Agreement Creditors (as defined below) under each of the Existing Loan Agreements (as defined below); (ii) General Motors Company (in such capacity, and together with its successors or assigns, and such persons acting in a similar capacity under any agreement(s) replacing, renewing or refinancing the Second Lien Agreement defined below, “GM”) under the Second Lien Agreement (as defined below); (iii) AMERICAN AXLE & MANUFACTURING, INC. (“AAM” or the “Borrower”); and (iv) AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (“AAMH”).
RECITALS
     WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of January 4, 2004, as amended and restated as of September 16, 2009 among AAM, AAMH, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, and as the indebtedness and other obligations thereunder may be increased from time to time, the “Existing Revolving Loan Agreement”), the Lenders thereunder agreed to make certain revolving loans and other extensions of credit available to the Borrower upon the terms and conditions set forth therein;
     WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of June 14, 2007, as amended and restated as of September 16, 2009 among AAM, AAMH, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Existing Term Loan Agreement” and together with the Existing Revolving Loan Agreement, the “Existing Loan Agreements”), the Lenders thereunder made certain term loans to the Borrower upon the terms and conditions set forth therein;
     WHEREAS, pursuant to the Collateral Agreement and certain other Loan Agreement Documents (as defined below) the Credit Parties have granted to the Agent (for the benefit of the Loan Agreement Creditors) Liens in the Loan Agreement Collateral (as defined below) as security for payment and performance of the Loan Agreement Obligations;
     WHEREAS, pursuant to that certain Credit Agreement dated as of September 16, 2009 (the “Existing Second Lien Agreement”) among AAM, AAMH and GM, GM has agreed to make loans to AAM;
     WHEREAS, pursuant to that certain Collateral Agreement dated as of September 16, 2009 (the “Existing Second Lien Security Agreement”) among certain Credit Parties and GM, and the other Second Lien Security Documents (as defined below), the Credit Parties are granting Liens in favor of GM in certain Second Lien Collateral (as defined below) as security for the payment and performance of the Second Lien Obligations; and

     WHEREAS it is a condition to the grant of the Liens in favor of GM by the relevant Credit Parties on any Assets that this Agreement be executed and delivered by the parties hereto to set forth the respective rights of the Loan Agreement Creditors, on the one hand, and GM, on the other hand, and the application of any proceeds and certain other matters;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
          SECTION 1. Definitions.
     1.1 Defined Terms. Unless otherwise defined herein, terms defined in the Existing Revolving Loan Agreement and used herein shall have the meanings specified in the Existing Revolving Loan Agreement. In addition, the following terms, as used herein, have the following meanings:
     “AAM” has the meaning set forth in the introductory paragraph hereof.
     “AAMH” has the meaning set forth in the introductory paragraph hereof.
     “Access Agreement” means the Access and Security Agreement entered into by and among GM, AAM, and/or one or more other Credit Parties on or about the date of this Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.
     “Additional Grantor” means each direct or indirect affiliate of AAM, including AAMH, that is now or hereafter becomes a party to any Loan Agreement Document or Second Lien Document.
     “Agent” has the meaning set forth in the introductory paragraph hereof. If more than one Person qualifies as Agent, the Agent for purposes of this Agreement shall be the one serving as Collateral Agent under the Collateral Agreement.
     “Agreement” has the meaning set forth in the introductory paragraph hereof.
     “Assets” means any and all tangible and intangible assets and properties, including, without limitation, cash, cash equivalents, equity interests, securities, revenues, accounts, leasehold interests, rents, contract rights, royalties, licensing fees, proceeds of any Enforcement Action and any other “assets” as such term is defined under generally accepted accounting principles.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended from time to time.
     “Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “Borrower” has the meaning set forth in the introductory paragraph hereof.

     “Cash Collateral” has the meaning provided in Section 363(a) of the Bankruptcy Code.
     “Collateral” means any Asset, whether now owned or hereafter acquired by the Borrower or any other Credit Party, that is either Loan Agreement Collateral or Second Lien Collateral, including any Assets that may from time to time meet the parameters of “Collateral” subsequent to the date hereof.
     “Collateral Agreement” means the Amended and Restated Collateral Agreement dated as of November 7, 2008, as amended and restated as of September 16, 2009, among AAM, AAMH, certain subsidiaries of AAM and JPMorgan Chase Bank, N.A., as collateral agent.
     “Commercial Agreement” means the Settlement and Commercial Agreement entered into by and among GM, AAMH and AAM on or about the date of this Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.
     “Common Collateral” means all Assets that are both Loan Agreement Collateral and Second Lien Collateral, including any Assets that may from time to time meet the parameters of “Common Collateral” subsequent to the date hereof.
     “Common Pledged Collateral” has the meaning set forth in Section 2.1(m).
     “Credit Party” means AAM and each Additional Grantor. All references in this Agreement to any Credit Party shall include any Credit Party as a debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding.
     “DIP Financing” has the meaning set forth in Section 2.1(d).
     “Enforcement Action” means, with respect to the Loan Agreement Obligations or the Second Lien Obligations, any demand for payment or acceleration thereof, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under, as applicable, the Loan Agreement Documents or the Second Lien Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment and rights to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
     “Excess Senior Obligations” means the excess of the Loan Agreement Obligations over the Senior Obligation Cap. For purposes of determining the Excess Senior Obligations, unless the Interim DIP Period is in effect or the GM Contract Assumption has occurred (and subject to clause (ii) of the next sentence), (a) any DIP Financing provided by the Loan Agreement Creditors will be deemed to be part of the Loan Agreement Obligations, and (b) the amount of any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by Agent or the Loan Agreement Creditors to be paid prior to the Loan Agreement Obligations Payment Date will be considered a DIP Financing loan advance subject to the Senior Obligation Cap. For certainty, (i) in connection with any Insolvency Proceedings, during the Interim DIP Period and from and after the occurrence of the GM Contract Assumption, the amounts described in clauses (a) and (b) above will not be deemed part of the Loan Agreement

Obligations for purposes of determining the Excess Senior Obligations and (ii) from and after the end of the Interim DIP Period, if the GM Contract Assumption has not occurred, then the amounts described in clause (a), to the extent of any amounts outstanding at the end of the Interim DIP Period, and clause (b) above will not be deemed part of the Loan Agreement Obligations for purposes of determining the Excess Senior Obligations, but any additional DIP Financing loans funded by the Loan Agreement Creditors thereafter shall be deemed part of the Loan Agreement Obligations for such purpose unless and until the GM Contract Assumption occurs.
     “Existing Loan Agreements” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “Existing Second Lien Agreement” has the meaning set forth in the fourth WHEREAS clause of this Agreement.
     “Existing Second Lien Security Agreement” has the meaning set forth in the fifth WHEREAS clause of this Agreement.
     “GM Agreements” means the Access Agreement and the Settlement Agreement (as such term is defined in the Loan Agreement).
     “GM Contract Assumption” means in an Insolvency Proceeding involving the Credit Parties, the GM Agreements are (i) assumed by the applicable Credit Parties under Section 365 of the Bankruptcy Code pursuant to a final non-appealable order, or (ii) a final non-appealable order is entered authorizing the applicable Credit Parties’ entry into the GM Agreements as post-petition contracts and holding that such agreements are enforceable in accordance with their respective terms.
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any other Bankruptcy Law.
     “Interim DIP Period” means the period commencing on and including the date that the relevant Bankruptcy Court enters an interim order approving a Qualifying DIP Financing and ending on the date that is the earlier of (a) 60 days after the date of such interim order and (b) the date that such Bankruptcy Court enters a final order approving such Qualifying DIP Financing.
     “Lien” means, with respect to any Asset, (a) any mortgage, deed of trust, pledge, hypothecation, security interest, easement, right-of-way, reservation, encroachment, zoning and other land use restriction, claim or any other title defect, lease, encumbrance, restriction, lien or charge of any kind whatsoever in, on or of such Asset, (b) the interest of a vendor or a lessor under any conditional sale, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than employee stock option plans).
     “Loan Agreement” means the collective reference to (i) the Existing Revolving Loan Agreement, (ii) the Existing Term Loan Agreement and (iii) except for those that are unsecured,

any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to Refinance in whole or in part the indebtedness and other obligations outstanding under the Existing Revolving Loan Agreement, the Existing Term Loan Agreement and/or any other agreement or instrument referred to in this clause (iii); provided that clause (iii) shall not apply in the case of any Refinancing if a separate intercreditor agreement is entered into, in lieu of this Agreement, by GM and the holder or holders of such Refinancing indebtedness (or an agent, trustee or other representative of such holder or holders). Any reference to the Loan Agreement hereunder shall be deemed a reference to any Loan Agreement then extant.
     “Loan Agreement Collateral” means all Assets, whether now owned or hereafter acquired by the Borrower or any other Credit Party, in which a Lien is granted or purported to be granted to or for the benefit of any Loan Agreement Creditor as security for any Loan Agreement Obligation.
     “Loan Agreement Creditors” means the Agent and the other secured parties from time to time party to any of the Loan Agreement Documents or to which any Loan Agreement Obligations are owed, including, subsequent to any replacement, renewal or refinancing of the Loan Agreement, any agents, lenders or holders of any Loan Agreement Obligations.
     “Loan Agreement Documents” means collectively (a) the Loan Agreement, (b) any document pursuant to which any Credit Party Guarantees any Loan Agreement Obligations and (c) any other documents pursuant to which any Liens or other security interests may from time to time be granted in any Loan Agreement Collateral in favor of the Agent or any Loan Agreement Creditor under or in connection with the Loan Agreement, as each of the foregoing may be amended, supplemented, restated, replaced, extended or otherwise modified from time to time.
     “Loan Agreement Obligations” means the due and punctual payment of (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans or advances made pursuant to, or the issuance of any debt under, the Loan Agreement (or any other financing replacing, renewing or refinancing the Loan Agreement), (b) all reimbursement obligations (if any) and interest thereon (including, without limitation, any Post-Petition Interest) with respect to any letter of credit or similar instruments (if any) issued pursuant to the Loan Agreement (or any other financing replacing, renewing or refinancing the Loan Agreement), (c) obligations of any Credit Party under any Swap Agreement, to the extent that any Loan Agreement Document provides that such obligations are secured by Loan Agreement Collateral, and (d) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Loan Agreement Documents (or any documents replacing, renewing or refinancing the Loan Agreement Documents), in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Loan Agreement Obligation (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is determined by a court of competent jurisdiction to be a fraudulent conveyance or a preference in any respect, or is otherwise set aside or required to be paid to a debtor in possession, GM, any receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Loan Agreement Creditors and GM, nonetheless be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) constituting Loan Agreement Obligations are disallowed by order of any court, including, without limitation, by order of a bankruptcy court in any Insolvency Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Loan Agreement Creditors and GM, be deemed to continue to accrue and be added to the amount to be calculated as the “Loan Agreement Obligations”.
     “Loan Agreement Obligations Payment Date” means the first date on which (a) all Loan Agreement Obligations up to the Senior Obligation Cap (including any obligations replacing, renewing or refinancing any previously existing Loan Agreement Obligations, but other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized, back-stopped or defeased in accordance with the terms of the Loan Agreement Documents), (b) all commitments to extend credit under the Loan Agreement Documents (including any documents replacing, renewing or refinancing any previously existing Loan Agreement Documents), have been terminated, and (c) the Agent has delivered a written notice to GM stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Agent.
     “Notice” shall have the meaning set forth in Section 5.1.
     “Person” means any natural person, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, association, company, estate or Governmental Authority and any political subdivision or agency thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency Proceeding.
     “Post-Petition Securities” means any debt securities or other indebtedness received in full or partial satisfaction of any claim as part of any Insolvency Proceeding.
     “Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof.
     “Purchase Event” means the occurrence of any of the following events: (a) an acceleration of the maturity of any of the Loan Agreement Obligations in accordance with the terms of the applicable Loan Agreement Documents as a result of an event of default thereunder; (b) a payment default in respect of principal or interest under the Loan Agreement that has not been cured or waived by the required Loan Agreement Creditors within 30 days of the occurrence thereof; or (c) the commencement of any Insolvency Proceeding.
     “Qualifying DIP Financing” means a DIP Financing provided, in whole or in part, by Loan Agreement Creditors that by its terms (a) is conditioned upon consummation of the GM Contract Assumption on or prior to the last day of the Interim DIP Period, and (b) provides that such condition cannot be waived without GM’s consent; provided that a DIP Financing will not be a “Qualifying DIP Financing” unless, on or prior to the day that a motion is filed with the

Bankruptcy Court requesting an interim order approving such DIP Financing, a motion is filed with the Bankruptcy Court, on behalf of the relevant Credit Party or Credit Parties, requesting an order approving either (i) the assumption of the GM Agreements by the applicable Credit Parties under Section 365 of the Bankruptcy Code or (ii) authorizing the applicable Credit Parties to enter into the GM Agreements as post-petition contracts enforceable in accordance with their respective terms.
     “Refinancing” or “Refinance” means, with respect to any indebtedness, any other indebtedness (including any DIP Financing and any Post-Petition Securities received on account of such indebtedness) issued as part of a refinancing, extension, renewal, defeasance, discharge, amendment, restatement, modification, supplement, substitution, restructuring, replacement, exchange, refunding or repayment thereof.
     “Second Lien Agreement” means the collective reference to (i) the Existing Second Lien Agreement and (ii) except for those that are unsecured, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to Refinance in whole or in part the indebtedness and other obligations outstanding under the Existing Second Lien Agreement or any other agreement or instrument referred to in this clause (ii); provided that clause (ii) shall not apply in the case of any Refinancing indebtedness if a separate intercreditor agreement is entered into, in lieu of this Agreement, by the Agent and the holder or holders of such replacement or Refinancing indebtedness (or an agent, trustee or other representative of such holder or holders). Any reference to the Second Lien Agreement hereunder shall be deemed a reference to any Second Lien Agreement then extant. For certainty, the Access Agreement, the Commercial Agreement and any purchase orders or supply agreements between GM and any of the Credit Parties are not part of the Second Lien Agreement.
     “Second Lien Collateral” means all Assets, whether now owned or hereafter acquired by the Borrower or any other Credit Party, in which a Lien is granted or purported to be granted to or for the benefit of GM as security for any Second Lien Obligation.
     “Second Lien Documents” means the Second Lien Agreement, each Second Lien Security Document and any document pursuant to which any Credit Party Guarantees any Second Lien Obligations. For certainty, the Access Agreement, the Commercial Agreement and any purchase orders or supply agreements between GM and any of the Credit Parties are not Second Lien Documents.
     “Second Lien Obligations” means all monetary obligations of AAM or any other Credit Party under the Second Lien Agreement or under or in connection with any other Second Lien Document. To the extent any payment with respect to any Second Lien Obligation (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is determined to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession or any Loan Agreement Creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Loan Agreement Creditors and GM, be deemed to be reinstated and outstanding as if such payment had not occurred.

     “Second Lien Obligations Payment Date” means the first date on which (i) the Second Lien Obligations (other than those that constitute Unasserted Contingent Obligations), and all Post-Petition Interest (if any) owed to GM have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Second Lien Documents), (ii) all commitments to extend credit under the Second Lien Documents have been terminated, (iii) there are no outstanding letters of credit or similar instruments issued under the Second Lien Documents (other than such as have been cash collateralized, back-stopped or defeased in accordance with the terms of the Second Lien Documents), and (iv) unless the Loan Agreement Obligations Payment Date has occurred, GM has delivered a written notice to the Agent stating that the events described in clauses (i), (ii) and (iii) above have occurred to the satisfaction of GM (which notice shall be promptly provided by GM).
     “Second Lien Security Documents” means, collectively (a) the Existing Second Lien Security Agreement; and (b) any other documents pursuant to which any Liens or other security interests may from time to time be granted in any Collateral in favor of GM under or in connection with any Second Lien Document, as each of the foregoing may be amended, supplemented, restated, replaced, extended or otherwise modified from time to time. For certainty, the Access Agreement, the Commercial Agreement and any purchase orders or supply agreements between GM and any of the Credit Parties are not Second Lien Security Documents.
     “Secured Obligations” means, collectively, (i) all Loan Agreement Obligations and (ii) all Second Lien Obligations.
     “Secured Parties” means the Loan Agreement Creditors and GM.
     “Senior Obligation Cap” means an amount equal to the sum of the following:
          (a) the aggregate amount of the Commitments (as defined in the Existing Revolving Loan Agreement) in effect as of the date of this Agreement; plus
          (b) the aggregate principal amount of loans outstanding under the Existing Term Loan Agreement on the date of this Agreement less the amount of all repayments and prepayments (other than pursuant to a Refinancing with indebtedness that constitutes Loan Agreement Obligations) of principal of loans under the Existing Term Loan Agreement after the date of this Agreement; plus
          (c) all unpaid interest (including, without limitation, Post-Petition Interest), premium, fees, expenses, indemnities and other amounts (other than (i) the principal amount of any loans, advances or other debt under the Loan Agreement, except principal amounts resulting from the capitalization or payment in kind of interest, premium, fees, expenses, indemnities and similar amounts, and (ii) reimbursement obligations with respect to letters of credit or similar instruments) that constitute Loan Agreement Obligations.
     “Senior Recovery” has the meaning set forth in Section 2.1(g).
     “Unasserted Contingent Obligations” means, at any time, Loan Agreement Obligations or Second Lien Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Loan Agreement Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Loan Agreement Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
     1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable.
          SECTION 2. Intercreditor Provisions.
     2.1 Subordination of Liens. Subject in all cases to the provisions of Sections 2.4, 2.5 and 2.6, GM, with respect to the Second Lien Obligations, agrees to, and shall be bound by, the following terms and conditions:
          (a) Any and all Liens on the Loan Agreement Collateral now existing or hereafter created arising in favor of GM securing the Second Lien Obligations, regardless of how acquired, whether by grant, statute, operation of law, judgment rendered in any judicial proceeding, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens on the Loan Agreement Collateral now existing or hereafter created or arising in favor of any Loan Agreement Creditor securing the Loan Agreement Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which GM may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or Loan Agreement Document or Second Lien Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Loan Agreement Creditor securing any of the Loan Agreement Obligations are otherwise subordinated, voided, avoided, invalidated or lapsed.
          (b) GM shall not object to or contest, or support any other Person in objecting to or contesting, in any proceeding (including, without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the Loan Agreement Collateral granted to any Loan Agreement Creditor. Notwithstanding any failure by any Loan Agreement Creditor to perfect its Lien on the Loan Agreement Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Lien on the Loan Agreement Collateral granted to the Loan Agreement Creditor, the priority and rights as between the Loan Agreement Creditors, on the one hand, and GM, on the other hand, with respect to the Loan Agreement Collateral shall be as set forth herein.

          (c) Subject to Section 3.1(c), GM shall not, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case with respect to any of the Loan Agreement Collateral, including, without limitation, with respect to the determination of any Liens or claims held by any Loan Agreement Creditor or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided, however, that GM may file a proof of claim in any Insolvency Proceeding, subject to and consistent with the limitations contained in this Agreement.
          (d) If any Credit Party becomes subject to any Insolvency Proceeding, and if the Agent or the Loan Agreement Creditors desire to consent (or not object) to the use of Cash Collateral under the Bankruptcy Code or other Bankruptcy Law or to provide financing to any Credit Party under the Bankruptcy Code or other Bankruptcy Law or to consent (or not object) to the provision of such financing to any Credit Party by any third party (any such financing by the Loan Agreement Creditors or any third parties, a “DIP Financing”), then GM agrees that GM (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral or to such DIP Financing, (ii) will not request or accept any form of adequate protection or any other relief in connection with the use of such Cash Collateral or such DIP Financing except as set forth in paragraph 2.1(f) below and (iii) will subordinate (and will be deemed hereunder to have subordinated) its Liens on the Second Lien Collateral (x) to the Liens securing such DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), (y) to any replacement Liens provided as adequate protection to the Loan Agreement Creditors and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Agent or the Loan Agreement Creditors, in the case of each of clauses (x) and (y), with such subordination to be on the same terms and conditions as the Liens on the Loan Agreement Collateral are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement); provided that the Agent, for itself and on behalf of each Loan Agreement Creditor, agrees that no DIP Financing, or court order providing therefore, will provide for a “roll up” or a conversion of pre-petition Loan Agreement Obligations into post-petition obligations entitled to the same priority as the DIP Financing. Any DIP Financing provided by the Loan Agreement Creditors shall be in an amount that is not excessive in relation to the reasonable anticipated needs of the Credit Parties and their subsidiaries during the pendency of the relevant Insolvency Proceeding. Any Qualifying DIP Financing provided during the Interim DIP Period shall not exceed the amount “necessary to avoid immediate and irreparable harm” to the estates of the Credit Parties (within the meaning of the Federal Rule of Bankruptcy Procedure 4001). Notwithstanding clause (i) above, GM may object to the amount of any Qualifying DIP Financing proposed to be provided during the Interim DIP Period on the basis that it exceeds the amount permitted by the immediately preceding sentence.
          (e) GM will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case with respect to any Loan Agreement Collateral, without the prior written consent of the Agent.
          (f) GM shall not object to or contest, or support in any manner any other Person objecting to or contesting, (i) any request by any Loan Agreement Creditor seeking adequate protection of such party’s interests in the Loan Agreement Collateral, or the provision of any adequate protection of such interests to any such party, (ii) any objection by a Loan Agreement Creditor to any motion, relief, action or proceeding based on a claim of a lack of adequate protection with respect to such party’s interests in the Loan Agreement Collateral or (iii) the payment of interest (including Post-Petition Interest), fees, expenses, costs, charges or other amounts to any Loan Agreement Creditor with respect to the Loan Agreement Collateral. Notwithstanding anything contained in this Section 2.1(f) (but subject to all other provisions of this Agreement, including, without limitation, Section 2.1(i) below), in any Insolvency Proceeding, (i) if any of the Loan Agreement Creditors is granted a replacement Lien on assets of any Credit Party as adequate protection of its interests in the Loan Agreement Collateral, whether in connection with any DIP Financing or use of Cash Collateral or otherwise, then in connection with any such DIP Financing or use of Cash Collateral GM may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same assets of such Credit Party as adequate protection with respect to its interests in the Loan Agreement Collateral subordinated to the Liens securing such DIP Financing and the replacement Liens granted to such Loan Agreement Creditor (and such subordination will not alter in any manner the terms of this Agreement) and (y) superpriority claims junior in all respects to the superpriority claims granted to the Loan Agreement Creditors. Any adequate protection provided to GM with respect to GM’s interests in the Loan Agreement Collateral that constitutes a Lien shall be junior in priority, operation and effect to any such Lien provided to the Loan Agreement Creditors, as applicable, as adequate protection of its interests in the Loan Agreement Collateral and, in accordance with Section 2.1(a) above, to the extent such Lien is on the Loan Agreement Collateral, it shall be junior in priority, operation and effect to any and all Liens on the Loan Agreement Collateral in favor of any Loan Agreement Creditor securing the Loan Agreement Obligations. In the event GM is granted or accepts adequate protection of its interests in the Loan Agreement Collateral in accordance with this Section 2.1(f), then GM agrees that the Loan Agreement Creditors shall also be granted (or deemed to be granted for all purposes under this Agreement, including Section 2.1(h) below) adequate protection of the same kind (and, if such adequate protection is in the form of a Lien, granted on the same assets) as the adequate protection granted to GM and which is senior in priority, operation and effect to the adequate protection granted to GM. Any payments or other distributions received by GM as, or on account of, adequate protection of its respective interests in the Loan Agreement Collateral (including payments or distributions made to such party on account of Liens granted to such party as adequate protection of its interests in the Loan Agreement Collateral) shall be subject to turnover to the Loan Agreement Creditors pursuant to Section 2.1(h) below. GM agrees that, except as expressly set forth in this Section 2.1(f), it shall not seek or accept adequate protection with respect to its interests in the Loan Agreement Collateral without the prior written consent of the Agent.
          (g) If any Loan Agreement Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to a debtor in possession, trustee, receiver or similar Person, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount received by such party constituting a Loan Agreement Obligation (a “Senior Recovery”), whether received from or on behalf of a Credit Party as proceeds of the Loan Agreement Collateral, Second Lien Collateral or other security, as a result of enforcement of any right of set-off in respect of Loan Agreement Obligations or otherwise, then the Loan Agreement Obligations shall be reinstated to the extent of such Senior Recovery and shall be deemed to be outstanding as if such payment had not occurred and the Loan Agreement Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Senior Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. GM agrees that in its capacity as the holder of the Second Lien Obligations or a secured creditor holding Liens to secure the Second Lien Obligations, it shall not be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefits of such avoidance action otherwise allocable to GM in its capacity as the holder of the Second Lien Obligations or a secured creditor holding Liens to secure the Second Lien Obligations shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
          (h) GM acknowledges and agrees that (i) the grants of Liens pursuant to the Loan Agreement Documents and the Second Lien Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, the different rights in the Common Collateral of GM, on the one hand, and the Loan Agreement Creditors, on the other hand, the Second Lien Obligations are fundamentally different from the Loan Agreement Obligations and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding. GM hereby acknowledges and agrees that, regardless of whether the claims with respect to the Loan Agreement Collateral of the Loan Agreement Creditors, on the one hand, and GM, on the other hand, are deemed by any court or any third party to constitute a single secured claim (rather than separate senior and junior secured claims), whether in a plan of reorganization or otherwise, all distributions received by GM(whether pursuant to a plan of reorganization or otherwise and including, without limitation, distributions made to such party as or on account of adequate protection of such party’s interests in the Loan Agreement Collateral) shall be reallocated to reflect the relative priority of the parties’ Liens on and rights with respect to the Loan Agreement Collateral as provided in this Agreement (with the effect being that, to the extent that the aggregate value of the Loan Agreement Collateral is sufficient (ignoring all claims held by GM in its capacity as the holder of the Second Lien Obligations or a secured creditor holding Liens to secure the Second Lien Obligations), the Loan Agreement Creditors shall be entitled to receive, in addition to amounts distributed to them with respect to principal, pre-petition interest and other claims, all amounts owing on account of Post-Petition Interest (regardless of whether such charges have been allowed in such Insolvency Proceeding) with respect to the Loan Agreement Collateral before any distribution is made on account of the claims held by GM with respect to the Loan Agreement Collateral, with GM hereby acknowledging and agreeing to hold in trust for the benefit of, and turn over to, the Loan Agreement Creditors all amounts otherwise received or receivable by it (whether under a plan of reorganization or otherwise) with respect to its respective interests in the Loan Agreement Collateral, as and when received, to the extent necessary to effectuate the intent of this Section 2.1(h), even if such turnover has the effect of reducing the claim or recovery of GM). The provisions of this Section 2.1(h) shall be enforceable by the Agent and the Loan Agreement Creditors against GM at any time prior to the occurrence of the Loan Agreement Obligations Payment Date.
          (i) GM shall not oppose or seek to challenge any claim by any Loan Agreement Creditor for allowance or payment in any Insolvency Proceeding of Post-Petition

Interest with respect to any Loan Agreement Obligation on account of the Loan Agreement Collateral.
          (j) This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of any Insolvency Proceeding and any Secured Party will have the right to interpose this Agreement to the extent any other Secured Party seeks relief in any Insolvency Proceeding in violation of, or that if granted, would violate any terms of this Agreement.
          (k) If, prior to the Loan Agreement Obligations Payment Date, in any Insolvency Proceeding, a plan of reorganization or otherwise of any Credit Party provides for the distribution of Post-Petition Securities secured by Liens on the Loan Agreement Collateral to Loan Agreement Creditors on account of the Loan Agreement Obligations and GM on account of the Second Lien Obligations, then, upon the effective date of such plan of reorganization, the Liens granted to GM in respect of such Post-Petition Securities shall be junior and subordinate to the Liens securing the Post-Petition Securities received on account of the Loan Agreement Obligations to the same extent as the Liens on Loan Agreement Collateral securing Second Lien Obligations are junior and subordinate to Liens on Loan Agreement Collateral securing Loan Agreement Obligations as provided in this Agreement, and shall in all respects be subject to the terms of this Agreement.
          (l) Prior to the Loan Agreement Obligations Payment Date, any Loan Agreement Collateral or Proceeds thereof received in connection with any sale, transfer or disposition of, or collection on, such Loan Agreement Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff), shall be applied to the Loan Agreement Obligations, and any Loan Agreement Collateral, including, without limitation, any Loan Agreement Collateral constituting Proceeds, that may be received by GM in its capacity as the holder of the Second Lien Obligations or a secured creditor holding Liens to secure the Second Lien Obligations, shall be segregated and held in trust, and shall be promptly paid over to the Agent, for the benefit of the Loan Agreement Creditors, in the same form as received, with any necessary endorsements, and GM hereby authorizes the Agent to make any such endorsements as agent for GM (which authorization, being coupled with an interest, is irrevocable); provided, however, that, for the avoidance of doubt, nothing in this Section 2.1(l) shall be construed as limiting or otherwise restricting the right of GM to refinance some or all of the Second Lien Obligations in accordance with the other provisions of this Agreement and the Loan Agreement Documents.
          (m) The Agent agrees to hold that part, if any, of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Loan Agreement Collateral being the “Common Pledged Collateral”), as collateral agent for GM and as bailee for GM (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code), and any assignee, solely for the purpose of perfecting the Liens granted under the Existing Loan Agreements and the Existing Second Lien Agreement, respectively, subject to the terms and conditions of this Section 2.1(m). The Agent shall have no obligation whatsoever to GM to ensure that the Common Pledged Collateral is genuine or owned by the applicable Credit Party, or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.1(m). The duties or responsibilities of the Agent under this Section 2.1(m) shall be limited solely to holding the Common Pledged Collateral as bailee in accordance with this Section 2.1(m).
          (n) To the maximum extent permitted by law, GM waives any claim it might, or might in the future, have against any Loan Agreement Creditor with respect to, or arising out of, any action or failure to act or any error of judgment, negligence or mistake or oversight whatsoever on the part of any Loan Agreement Creditor or any of their respective directors, officers, employees, agents or Affiliates (as defined in the Existing Revolving Loan Agreement), including with respect to the creation or perfection of any Liens, any exercise of rights or remedies under the Loan Agreement, this Agreement or any transaction related to the Loan Agreement Collateral. No Loan Agreement Creditor nor any of its respective directors, officers, employees, agents or Affiliates, shall be liable for failure to demand, collect or realize upon any of the Loan Agreement Collateral or other collateral, or upon any guaranty, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Loan Agreement Collateral or to take any other action whatsoever with respect to the Loan Agreement Documents or the Second Lien Documents, except as expressly provided in this Agreement.
          (o) Each Credit Party and GM agrees that, until the Loan Agreement Obligations Payment Date occurs, it shall not (i) permit any Liens on any Asset of any Credit Party or of any Credit Party’s subsidiaries to secure any Second Lien Obligation unless a Lien has been granted on such Asset to secure the Loan Agreement Obligations, or (ii) permit any Subsidiary or Affiliate of a Credit Party that is not a Guarantor to guarantee any Second Lien Obligation or permit any Liens on any asset or property of any Subsidiary or Affiliate of a Credit Party to secure any Second Lien Obligations unless such Subsidiary or Affiliate has Guaranteed the Loan Agreement Obligations and such Asset is Loan Agreement Collateral. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Agent or the other Loan Agreement Creditors, GM agrees that any amounts received by or distributed to GM pursuant to or as a result of Liens granted in contravention of this Section 2.1(o) shall be subject to Section 2.1(l) as though constituting Proceeds of Loan Agreement Collateral.
     2.2 Agreement Regarding Contesting Second Liens. The Agent, for itself and on behalf of each Loan Agreement Creditor, agrees that they will not (and hereby waive any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the validity, enforceability, perfection or priority (as set forth in Sections 2.1 and 2.4) of the Second Lien Obligations or any Lien securing the Second Lien Obligations held by GM in the Common Collateral; provided that nothing in this Section 2.2 will be construed to prevent or impair the rights of Agent or any Loan Agreement Creditor to enforce this Agreement, including without limitation the provisions of this Agreement relating to the priority of the Liens securing the Loan Agreement Obligations.
     2.3 Loan Agreement Obligations Unconditional. All rights and interests of the Loan Agreement Creditors and GM hereunder, shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of the Loan Agreement Documents;
          (b) any change in the time, place or manner of payment of, or in any other term of, or any increase in the amount of, all or any portion of the Loan Agreement Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing, replacement, refunding or restatement of the Loan Agreement or any other Loan Document;
          (c) prior to the Loan Agreement Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any Lien on any Loan Agreement Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing of all or any portion of the Loan Agreement Obligations or any guarantee or guaranty thereof; or
          (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party with respect to the Loan Agreement Obligations or GM with respect to this Agreement.
     2.4 Priority with respect to Liens securing Excess Senior Obligations. Without prejudice to, or waiver of any “Default” or “Event of Default” that may occur or exist under the Second Lien Documents as a result of (x) the incurrence of Loan Agreement Obligations under or pursuant to the Loan Agreement Documents in excess of the Senior Obligation Cap and (y) the Liens granted pursuant to the Loan Agreement Documents on any Loan Agreement Collateral securing any such excess amounts or the right of GM to exercise (subject to the limitations in this Agreement) any rights and remedies under the Second Lien Documents as a result thereof:
          (a) All Liens on the Common Collateral granted under or pursuant to the Second Lien Documents in favor of GM securing the Second Lien Obligations will be and remain senior in all respects and prior to all Liens on the Common Collateral that are held by the Agent, the Loan Agreement Creditors or any agent or trustee therefor, whether obtained by grant, possession, operation of law, subrogation or otherwise, to the extent securing any Excess Senior Obligations (but only with respect to such excess amounts); and
          (b) All Liens on the Common Collateral that are held from time to time by the Agent, the Loan Agreement Creditors or any agent or trustee therefor, whether obtained by grant, possession, operation of law, subrogation or otherwise, to the extent securing any Excess Senior Obligations are and remain junior and subordinate in all respects to all Liens on the Common Collateral granted under or pursuant to the Second Lien Documents in favor of GM securing Second Lien Obligations; and
          (c) The Agent and Loan Agreement Creditors will have, as holders of a junior and subordinate Lien to the extent provided in Section 2.1, mutatis mutandis, with respect to the Excess Senior Obligations, and to Common Collateral held or received therefor (including proceeds), analogous obligations, and hereby grant analogous rights and waivers, to GM under this Agreement in respect of the Second Lien Obligations as GM has, or may have, under this Agreement in favor of the Agent and Loan Agreement Creditors with respect to the Loan

Agreement Obligations not in excess of the Senior Obligation Cap and the Common Collateral (including proceeds) therefor; and
          (d) GM will have, as holder of a senior and priority lien to the extent provided in Section 2.1, mutatis mutandis, with respect to the Excess Senior Obligations the same duties, and limitations on responsibilities, duties and liability, in respect of the Agent and the Loan Agreement Creditors and the Common Collateral (including proceeds) held or received by GM, as the Agent and Loan Agreement Creditors or any agent or trustee therefor have under this Agreement as holders of a senior and priority Lien with respect to GM, as holders of a junior and subordinate Lien, and the Common Collateral (including proceeds); and
          (e) It is understood that, if any Excess Senior Obligations are outstanding, then any Common Collateral or Proceeds thereof received in connection with any sale, transfer or disposition of, or collection on, such Common Collateral upon the enforcement or exercise of any right or remedy shall be applied: first, to the Loan Agreement Obligations (excluding the Excess Senior Obligations) at the time; second, to the Second Lien Obligations at the time; and third, to the Excess Senior Obligations; provided that for purposes of this subsection 2.4(e), the amount of the Excess Senior Obligations will be determined (and will deemed to remain unchanged thereafter) on the date of the first such enforcement or exercise of any right or remedy by the applicable Secured Party.
     2.5 Access Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended to or will impair, impede, affect or modify GM’s rights under the Access Agreement and GM will have all rights and remedies provided for in the Access Agreement as if this Agreement does and did not exist.
     2.6 GM’s rights as a Customer. Nothing contained in this Agreement restricts GM’s rights, claims and interests, in its capacity as a “customer” of the Credit Parties. GM is and will be entitled to enforce and exercise all such rights, claims and interests, without regard to the provisions of this Agreement, and GM, in its capacity as a customer, will have all rights and remedies under any agreements (other than under the Second Lien Documents) or applicable law as if this Agreement does and did not exist.
     2.7 Information Concerning Financial Condition of Credit Parties. Each Secured Party hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the Loan Agreement Obligations or the Second Lien Obligations. No Secured Party shall have any duty to advise any other Secured Party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to update or revise any such information, (b) to provide any such information to such other Secured Party or any other party on any subsequent occasion, (c) to undertake any investigation not a part of its regular business routine or (d) to disclose any other information.
     2.8 Lien Basket Amount. It is understood that the Existing Senior Notes Indentures restrict the amount of “Debt” (within the meaning of the Existing Senior Notes Indentures) that can be secured by Liens on Restricted Property without requiring that the Existing Senior Notes be equally and ratably secured by such Liens, and it is the intention of the parties that (a) the Liens securing the Secured Obligations not require that the Existing Senior Notes be equally and ratably secured and (b) to the extent Liens on Restricted Property may secure the Secured Obligations without requiring the Existing Senior Notes to be equally and ratably secured, such Liens shall secure the Loan Agreement Obligations (other than any Excess Senior Obligations) before any Second Lien Obligations are so secured. Accordingly, to the extent necessary to avoid any requirement under the Existing Senior Indentures that the Existing Senior Notes be secured, the parties hereto agree that, notwithstanding any purported grant of Liens on Restricted Property to secure Second Lien Obligations, the Liens on Restricted Property granted to secure Loan Agreement Obligations shall be deemed (except for any Excess Senior Obligations) to utilize the Lien Basket Amount before any Liens securing the Second Lien Obligations with the result that the Liens purported to be granted on Restricted Property securing the Second Lien Obligations at any time shall be deemed to exist and attach only to the extent, if any, that such Liens would not require that the Existing Senior Notes be equally and ratably secured after giving effect to the Liens on Restricted Property securing the Loan Agreement Obligations (other than any Excess Senior Obligations).
     2.9 GM Agreements. Notwithstanding anything to the contrary in this Agreement, the Agent, for itself and on behalf of each Loan Agreement Creditor and their respective successors and assigns, agrees that in any Insolvency Proceeding:
(a)	They will not object to the applicable Credit Parties’ efforts to consummate the GM Contract Assumption;

(b)	They will not consent to a priming of their Liens in connection with DIP Financing (other than a Qualifying DIP Financing) provided by any lender or lenders (including by Agent or any Loan Agreement Creditor in combination with any other lenders), unless there has been a GM Contract Assumption;

(c)	If any Credit Party becomes subject to an Insolvency Proceeding, none of the Loan Agreement Creditors will provide any DIP Financing that is not a Qualifying DIP Financing; and

(d)	If, at the end of the Interim DIP Period in respect of a Qualifying DIP Financing, the GM Contract Assumption has not occurred, the Loan Agreement Creditors will not advance any additional or further amounts pursuant to such Qualifying DIP Financing (or any other DIP Financing, or any financing of any other type for the Credit Parties in the Insolvency Proceeding), without GM’s consent, unless and until the GM Contract Assumption has occurred.
          SECTION 3. Enforcement Rights, Inspection Rights.
     3.1 Enforcement under the Credit Agreement.
               (a) Subject in all cases to Sections 2.4, 2.5 and 2.6, until the Loan Agreement Obligations Payment Date has occurred, whether or not any Insolvency Proceeding has been commenced, GM (i) will not exercise or seek to exercise any rights or remedies with respect to any of the Loan Agreement Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which GM is a party, or any marshalling, appraisal, valuation or any other right that may otherwise be available under any applicable law, treaty, rule, regulation, directive or determination of any Governmental Authority with respect to any Loan Agreement Collateral to GM in its capacity as beneficiary of a junior Lien on such Loan Agreement Collateral) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); (ii) will not contest, protest or object to any foreclosure proceeding or action brought by the Agent or the Loan Agreement Creditors or any other exercise by the Agent or the Loan Agreement Creditors of any rights and remedies relating to the Loan Agreement Collateral under the Loan Agreement Documents or otherwise; (iii) will not object to the forbearance by the Agent or the Loan Agreement Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Loan Agreement Collateral, in each case so long as the interests of GM attach to the proceeds thereof, subject to the relative priorities described in Section 2.1(a) and 2.4 above; (iv) will not take or cause to be taken any action, the purpose or effect of which is to make any Lien with respect to any Second Lien Obligation pari passu with or senior to, or to give GM any preference or priority relative to, the Liens with respect to the Loan Agreement Obligations held by any of the Loan Agreement Creditors with respect to any of the Loan Agreement Collateral; and (v) will have no right to direct either the Agent or the Loan Agreement Creditors to exercise any right, remedy or power with respect to the Loan Agreement Collateral or pursuant to the Loan Agreement Documents.
               (b) Subject in all cases to Sections 2.4, 2.5 and 2.6, until the Loan Agreement Obligations Payment Date has occurred, whether or not any Insolvency Proceeding has been commenced, the Agent and the Loan Agreement Creditors shall have the exclusive right to take and continue any Enforcement Action and to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Loan Agreement Collateral without any consultation with or the consent of GM. Subject in all cases to Sections 2.4, 2.5 and 2.6, in exercising rights and remedies with respect to the Loan Agreement Collateral, the Agent and the Loan Agreement Creditors may enforce the provisions of the Loan Agreement Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by any of them to sell or otherwise dispose of Loan Agreement Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction. The Agent agrees to provide at least ten days written notice to GM of its intent to exercise and enforce its respective rights and remedies with respect to a material portion of the Loan Agreement Collateral.
               (c) Notwithstanding the foregoing or anything to the contrary in this Agreement, GM may:
                    (i) take any action (not adverse to the priority status of the Liens on the Loan Agreement Collateral securing the Loan Agreement Obligations, or the rights of the

Agent or any Loan Agreement Creditor to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its respective junior Lien in the Loan Agreement Collateral to secure the Second Lien Obligations;
                    (ii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of GM, including without limitation, any claims secured by the Loan Agreement Collateral, if any, in each case in accordance with the terms of this Agreement;
                    (iii) vote on any plan of reorganization (including, without limitation, vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), file any proof of claim, and subject to the other applicable terms of this Agreement, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral;
                    (iv) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay or otherwise interfere with the Enforcement Action by the Agent (it being understood GM may not be entitled to receive any Proceeds thereof unless otherwise expressly permitted by this Agreement);
                    (v) take Enforcement Action at any time after a period (the “Standstill Period”) of 120 days has lapsed since the date on which the Agent receives written notice from GM (A) of the existence of any Default or Event of Default under the Second Lien Documents and (B) that the Second Lien Obligations are currently due and payable in full as a result of acceleration or otherwise; provided, in no event may GM take any Enforcement Action with respect to any Lien held by it under the Second Lien Security Documents or any other Second Lien Document or otherwise if, notwithstanding the expiration of the Standstill Period, (i) the Agent or Loan Agreement Creditors have commenced and are diligently pursuing an Enforcement Action with respect to all or any material portion of the Collateral or are diligently attempting to vacate any stay or prohibition against such exercise (prompt written notice of the initial commencement of such exercise to be given to GM provided, that the Agent will not incur liability for, and the rights of the Agent hereunder or in respect of the Collateral will be unaffected by, the failure of the Agent to give any such notice); (ii) if the acceleration of the Second Lien Obligations (if any) is rescinded in accordance with the terms of the Second Lien Agreement or otherwise; (iii) GM is exercising access rights under the Access Agreement; or (iv) the Agent has given notice, in accordance with Section 13 of the Access Agreement, of intent to exercise the rights referred to therein, and the 10-day period referred to in such Section has not lapsed. In all cases any Enforcement Action by GM permitted under this Section 3.1(c)(v) will be subject to all other terms and conditions of this Agreement, including Section 2.1(l).
               (d) Subject in all cases to Sections 2.4, 2.5 and 2.6, GM agrees that it will not take or receive any Loan Agreement Collateral or any proceeds of Loan Agreement Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Loan Agreement Collateral in its capacity as a secured creditor, unless and until the Loan Agreement Obligations Payment Date has occurred. Without limiting the generality of the foregoing, unless and until the Loan Agreement Obligations Payment Date has occurred, except as expressly provided in Section 3.1(c) above, the sole right of GM with respect to the Loan Agreement Collateral is to hold a Lien on the Loan Agreement Collateral pursuant to the applicable Second Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Loan Agreement Obligations Payment Date has occurred.
               (e) (i) Subject in all cases to Sections 2.4, 2.5 and 2.6, GM agrees that GM will not take any action that would hinder any exercise of remedies under the Loan Agreement or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Loan Agreement Collateral, whether by foreclosure or otherwise;
                    (ii) Subject in all cases to Sections 2.4, 2.5 and 2.6, GM hereby waives any and all rights it may have as a junior lien creditor or otherwise to consent to or object to the manner in which the Agent or the Loan Agreement Creditors seek to enforce or collect the Loan Agreement Obligations or the Liens securing Loan Agreement Obligations, in each case granted in any of the Loan Agreement Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Agent or any of the Loan Agreement Creditors is adverse to the interest of GM; and
                    (iii) Subject in all cases to Sections 2.4, 2.5 and 2.6, GM hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Documents shall be deemed to restrict in any way the rights and remedies of the Agent or the Loan Agreement Creditors with respect to the Loan Agreement Collateral as set forth in this Agreement or the Loan Agreement Documents.
               (f) Except as specifically set forth in Sections 3.1(a) and 3.1(d) above, nothing in this Agreement shall prohibit the receipt by GM of the required payments of interest, principal and other amounts owed with respect to the applicable Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by GM of rights or remedies as a secured creditor (including set off) or enforcement in contravention of this Agreement of any Lien held by any of them. Subject in all cases to Sections 2.4, 2.5 and 2.6, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Agent or the Loan Agreement Creditors may have with respect to the Loan Agreement Collateral.
               (g) Subject in all cases to Sections 2.4, 2.5 and 2.6, prior to the occurrence of the Loan Agreement Obligations Payment Date, whether or not any Insolvency Proceeding has been commenced by or against a Credit Party, Loan Agreement Collateral or proceeds thereof received in connection with the sale or other disposition thereof, or collection thereon, upon the exercise of remedies by the Agent or the Loan Agreement Creditors, shall be applied by the Agent to the Loan Agreement Obligations in such order as specified in the Collateral Agreement. Upon the occurrence of the Loan Agreement Obligations Payment Date, the Agent shall deliver to GM any Loan Agreement Collateral and proceeds of Loan Agreement Collateral held by it in the same form as received, with any necessary endorsements (or as a court of competent jurisdiction may otherwise direct and otherwise subject to the claims of any other competing creditors) to be applied by GM o the Second Lien Obligations in such order as specified in the Second Lien Documents.
               (h) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the Loan Agreement Documents that results in the release of the Lien of the Loan Agreement Creditors over such Common Collateral with respect to the Loan Agreement Obligations (including without limitation any sale or other disposition pursuant to any Enforcement Action), but in all cases (other than those involving sales or dispositions permitted by the Second Lien Documents in respect of which Liens granted on the relevant Collateral under the Second Lien Documents are released without regard to this paragraph (h)) only if the Proceeds are used to reduce the Loan Agreement Obligations, the Lien on such Common Collateral for the benefit of GM (but not on any proceeds of such Common Collateral not required to be paid to the Loan Agreement Creditors), and, if the Common Collateral so released consists of the Equity Interests in any Person, any Lien on Common Collateral owned by such Person or its subsidiaries for the benefit of GM, and any guarantee by such Person or its subsidiaries of the Second Lien Obligations, shall be automatically and unconditionally released with no further consent or action of any Person. GM shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Agent shall request to evidence any such release. GM hereby appoints the Agent and any officer or duly authorized person of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of GM or in the Agent’s own name, from time to time, in the Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     3.2 Cooperation. Subject in all cases to Sections 2.4, 2.5 and 2.6, GM agrees that it shall take such actions as the Agent or Loan Agreement Creditors shall request in connection with the exercise by the Agent or Loan Agreement Creditors, as applicable, of their rights set forth herein with respect to the Loan Agreement Collateral.
     3.3 Actions Upon Breach.
               (a) If GM, contrary to this Agreement, commences or participates in any action or proceeding against a Credit Party or the Loan Agreement Collateral, such Credit Party, with the prior written consent of the Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Loan Agreement Creditor, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Credit Party.
               (b) Should any Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Loan Agreement Collateral or Second Lien Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the aggrieved Secured Party(ies) (in its own name or in the name of the applicable Credit Party) or applicable Credit Party itself may obtain relief against the applicable Secured Parties by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Secured Parties that (i) the aggrieved Secured Party’s(ies’) damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Secured Party waives any defense that the applicable Credit Party and/or the aggrieved Secured Party(ies) cannot demonstrate damage and/or be made whole by the awarding of damages.
     3.4 Inspection Rights. Subject in all cases to Sections 2.4, 2.5 and 2.6, any Loan Agreement Creditor and its representatives and invitees may deal with the Loan Agreement Collateral as permitted by the Loan Agreement Documents, without notice to, the involvement of or interference by GM or liability to GM.
     3.5 Notices of Certain Events.
               (a) The Borrower hereby agrees to notify GM promptly after learning of the occurrence of any of the following events: (i) the occurrence of any default or event of default or situation which, but for the passage of time, would constitute a default or event of default under either Existing Loan Agreement to the extent it has sent a notice to any Loan Agreement Creditor with respect thereto (in which case a copy of such notice shall promptly thereafter be sent to GM); (ii) any Refinancing of all or any portion of the Loan Agreement Obligations; (iii) any amendment, modification, restatement or supplement to the terms of either Existing Loan Agreement; and (iv) promptly after the exercise of remedies with respect to the Loan Agreement Collateral or the institution of an Insolvency Proceeding against any Credit Party on account of the Loan Agreement Obligations.
               (b) The Borrower hereby agrees to notify the Agent promptly after learning of the occurrence of any of the following events: (i) the occurrence of any default or event of default or situation which, but for the passage of time, would constitute a default or event of default under the Second Lien Documents, to the extent it has sent a notice to (in which case a copy of such notice shall promptly thereafter be sent to the Agent), or received a notice from, GM with respect thereto; (ii) any Refinancing of all or any portion of the Second Lien Obligations; (iii) any amendment, modification, restatement or supplement to the terms of the Second Lien Documents; and (iv) promptly after the exercise of remedies with respect to the Second Lien Collateral or the institution of an Insolvency Proceeding against a Credit Party on account of the Second Lien Obligations. Except as expressly provided in this Agreement, each of the Secured Parties agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for repayment of any of the Secured Obligations may be rescinded in whole or in part by the applicable Secured Party, and any Secured Obligation may be continued, and any Secured Obligations, or the liability of any Credit Party upon or for any part thereof, or any collateral or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the applicable Secured Party, in each case without notice to or further assent by the other Secured Parties, and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.
               (c) Any failure by the Borrower to comply with the terms of this Section 3.5 shall not impair the rights or obligations of the other parties hereto.

          SECTION 4. Rights as Unsecured Creditor.
               Subject in all cases to Sections 2.4, 2.5 and 2.6, notwithstanding anything contained herein to the contrary, the Secured Parties hereby agree that they shall not assert any rights and remedies as an unsecured creditor against any Credit Party in a manner which would contravene the understandings and agreements set forth herein including, without limitation, with respect to Lien and payment priority, consenting to DIP Financing, requests for adequate protection, and the use of Cash Collateral.
          SECTION 5. Purchase Right.
               Without prejudice to the enforcement of any remedies under the Loan Agreement Documents, the Agent and Loan Agreement Creditors agree that if a Purchase Event occurs, the Loan Agreement Creditors will permit GM or GM’s designee to purchase, as provided in this Section 5, the entire aggregate amount of outstanding Loan Agreement Obligations (including unfunded commitments to extend credit under the Loan Agreement) at par, plus, to the extent not included in the definition of Loan Agreement Obligations (x) accrued interest, fees and expenses (excluding any acceleration prepayment penalties or premiums) and (y) the provision of cash collateral in an amount equal to the undrawn amount of all outstanding letters of credit and similar instruments issued under the Loan Agreement and the prepayment of letter of credit or similar fees to accrue through expiration on all such letters of credit and similar instruments, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an assignment agreement substantially in the form used to assign interests to Loan Agreement creditors under the Loan Agreement Documents (an “Assignment Agreement”) and a warranty of title as to Loan Agreement Obligations being purchased). If GM elects to purchase the Loan Agreement Obligations, GM must deliver a notice (a “Purchase Notice”) to the Agent during the Exercise Period (as defined below), which Purchase Notice will (i) be signed by GM or its designee offering to make such purchase (the “Purchasing Creditors”) and, if such purchase is to be made by GM’s designee, shall include an unconditional guarantee by GM of such designee’s obligation to make such purchase and (ii) state that (A) it is a Purchase Notice delivered pursuant to Section 5 of this Agreement, (B) the Purchasing Creditor is irrevocably offering to purchase all of the Senior Obligations at the purchase price in accordance with this Section 5, and (C) the date on which such purchase occurs (the “Purchase Date”), which date must not be less than 5 Business Days, nor more than 30 days after the Agent’s receipt of the Purchase Notice. The right to purchase the Loan Agreement Obligations as described in this Section 5 may be exercised by giving the Purchase Notice at any time during the period commencing on the occurrence of a Purchase Event and ending on the 60th day thereafter or, if earlier, the date that the occurrence giving rise to the Purchase Event is waived, cured or otherwise ceases to exist (the “Exercise Period”). The purchase and sale of the Loan Agreement Obligations will be made pursuant to an Assignment Agreement. If GM or its designee elects not to exercise its purchase right under this Section 5 (or does not so irrevocably provide notice of such exercise within the Exercise Period or close the purchase prior to fifteen days after the expiry of the Exercise Period, unless such failure is to due solely to breach by the Agent or Loan Agreement Creditors of this Agreement), the Loan Agreement Creditors will have no further obligations pursuant to this Section 5, but without prejudice to any claims of the Loan Agreement Creditors against GM and any other Purchasing Creditors for failure to perform.

          SECTION 6. Miscellaneous.
     6.1 Notices. All notices, demands, requests, consents, approvals or other communications required, permitted, or desired to be given hereunder (any of the foregoing, a “Notice”) shall be in writing sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address set forth below, or to such other address as such party may hereafter specify. Any such notice, demand, request, consent, approval or other communication shall be deemed to have been received: (a) upon receipt (or first refused delivery) if mailed, (b) on the date of sending by facsimile if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day) and (d) on the next Business Day if sent by an overnight commercial courier. All written notices so given shall be deemed effective upon receipt or, if mailed, upon the earlier to occur of receipt or first refused delivery.
     6.2 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     6.3 Authorization. By its signature, each person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     6.4 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     6.5 SUBMISSION TO JURISDICTION; WAIVERS.
               (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES AND ON BEHALF OF THE RELEVANT SECURED PARTIES, IRREVOCABLY:
               (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
               (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
               (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR

CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED HEREIN; AND
               (iv) AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
               (b) EACH OF THE PARTIES HERETO HEREBY AGREES ON BEHALF OF EACH OF THE RELEVANT SECURED PARTIES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.5(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
               (c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
     6.6 Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, assigns, participants and any holder of all or any portion of the indebtedness covered by this Agreement, whether such interest is legal, economic or otherwise.
     6.7 Amendment. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each of GM and the Agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, neither AAM nor any Credit Party shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.
     6.8 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding, and the terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding, and after the occurrence of either or both the Loan Agreement Obligations Payment Date and the Second Lien Obligations Payment Date. The rights and obligations under this Agreement of each party hereto shall not be affected by the vote of any party hereto to accept or reject a plan of reorganization or liquidation proposed in any Insolvency Proceeding relating to any Credit Party, the Loan Agreement Collateral, or the receipt by any party hereto of any cash, securities or other property distributed in any Insolvency Proceeding, except as expressly provided in this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to a Credit Party shall include such Credit Party as debtor and debtor in possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding.
     6.9 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto, its respective successors and assigns and any other persons that are or become Secured Parties (all of which, to the extent not parties hereto as of the date hereof, are intended third party beneficiaries hereof). No other person shall have or be entitled to assert rights or benefits hereunder. AAM and AAMH understand that this Agreement is for the sole benefit of the Secured Parties and their respective successors and assigns, and that neither AAM, AAMH nor any of their Subsidiaries (as defined in the Existing Revolving Loan Agreement) or Affiliates (as defined in the Existing Revolving Loan Agreement) are, except to the extent expressly set forth herein, intended beneficiaries or third party beneficiaries of this Agreement or any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

JPMORGAN CHASE BANK, N.A., as Agent on behalf of the Loan Agreement Creditors,

By:	/s/ Douglas A. Jenks Name: Douglas A. Jenks
Title: Managing Director

Address for Notices:

JPMorgan Chase Bank, Loan and Agency Services Group 111 Fannin, 10th Floor Houston, TX 77002 Attention of: Clifford Trappani Telecopy No.: 713-750-2938

with a copy to:

JPMorgan Chase Bank 270 Park Avenue 4th Floor NY, NY 10017 Attention of: Richard Duker Telecopy No.: 212-270-5127

[Signature page to Intercreditor Agreement]

GENERAL MOTORS COMPANY

By:	/s/ MW Fisher Name: MW Fischer
Title: Director, Supply Risk Mgt

Address for Notices:

General Motors Company
30009 Van Dyke Road
P.O. Box 9025
Mail Code 482-206-116
Warren, Michigan
Attention: Christopher F. Dubay, General Counsel,
Global Purchasing & Supply Chain
Telecopy No.: 586-575-1887

with a copy to:

Honigman Miller Schwartz and Cohn LLP 2290 First National Building 660 Woodward Avenue Detroit, MI 48226 Attention of: Robert B. Weiss Telecopy No.: 313-465-7597

[Signature page to Intercreditor Agreement]

AMERICAN AXLE & MANUFACTURING, INC.

By:	/s/ Shannon J. Curry Name: Shannon J. Curry
Title: Treasurer

Address for Notices:

American Axle & Manufacturing, Inc. One Dauch Drive Detroit, Michigan 48211 Attention of: Chief Financial Officer Telecopy No.: 313-758-4238

with a copy to:

American Axle & Manufacturing, Inc. One Dauch Drive Detroit, Michigan 48211 Attention of: Treasurer Telecopy No.: 313-758-3936

American Axle & Manufacturing, Inc. One Dauch Drive Detroit, Michigan 48211 Attention of: General Counsel Telecopy No.: 313-758-3897

[Signature page to Intercreditor Agreement]

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Shannon J. Curry Name: Shannon J. Curry
Title: Treasurer

Address for Notices:

American Axle & Manufacturing Holdings, Inc. One Dauch Drive Detroit, Michigan 48211 Attention of: Chief Financial Officer Telecopy No.: 313-758-4238

with a copy to:

American Axle & Manufacturing Holdings, Inc. One Dauch Drive Detroit, Michigan 48211 Attention of: Treasurer Telecopy No.: 313-758-3936

American Axle & Manufacturing Holdings, Inc. One Dauch Drive Detroit, Michigan 48211 Attention of: General Counsel Telecopy No.: 313-758-3897
[Signature page to Intercreditor Agreement]